Exhibit 99.01

Golden Spirit Enterprises Ltd.

Corporate Office Administration Office

               702 Kentucky Street, Suite 541        385 52 Ave., Pointe-Calumet

Bellingham, WA 98225                    Quebec, JON 1G4

          Tel:  1-888-488-6882

 Fax: 1-888-265-0498

____________________________________________________________________

Golden Spirit Mourns Death of Director

Montreal. Que. – (MARKETWIRE) – June 4, 2008 –Golden Spirit Enterprises Ltd. (OTC BB: GSPT)  reports that the Company has just been informed today that Company Director Jeff Scheive has passed away. Everyone in the Golden Spirit community sends their prayers, kind thoughts, and condolences to the Scheive family.

The Board of Directors has accepted the consent of Jeff’s brother, Marc Scheive, to act as a Director, effective immediately, to minimize disruptions to the Company's ongoing operations. Further Company updates will be provided to the financial community as information becomes available.

/s/ Robert Klein

Robert Klein, President

For further information contact: 1-888-488-6882

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical fact are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays in testing and evaluation of products and other risks detailed from time to time in Golden Spirit’s filings with the Securities & Exchange Commission.